Exhibit 99.1

VIROPHARMA INCORPORATED Contacts: Robert A. Doody Assistant Director, Investor Relations Phone (610) 321-6290 Kristina M. Broadbelt (Media) Associate Director, PR & Advocacy Phone (610) 321-2358

VIROPHARMA’S BUCCOLAM® (MIDAZOLAM, OROMUCOSAL SOLUTION) GRANTED

EUROPEAN MARKETING AUTHORIZATION FOR TREATMENT OF ACUTE SEIZURES

- Approval Offers Convenient Alternative to Treat Seizures in Children and Adolescents –

- First Ever Product Approved through European Commission’s Centralized Pediatric Use

Marketing Authorization (PUMA) –

Exton, PA, September 6, 2011 — ViroPharma Incorporated (Nasdaq: VPHM) today announced that the European Commission has granted a Centralized Pediatric Use Marketing Authorization (PUMA) for Buccolam® (midazolam, oromucosal solution), for treatment of prolonged, acute, convulsive seizures in infants, toddlers, children and adolescents, from 3 months to less than 18 years of age. This action by the European Commission represents the first product approval through the centralized PUMA procedure since its inception.

In connection with the approval of Buccolam, ViroPharma will make an additional payment of 10 million Pounds Sterling (approximately $16.3 million based on the August 31, 2011 exchange rate) to the former owners of Auralis Limited.

“Prolonged acute convulsive seizures remain a significant and all-too-common health threat in the paediatric and adolescent populations,” commented Prof. Lieven Lagae, of the Department of Paediatric Neurology at the University Hospitals KU Leuven in Belgium. “Historically, these dangerous seizures have been managed with rectally-administered diazepam, which, while effective, presents certain challenges including social acceptance and difficulties in administration. The approval of Buccolam provides a welcomed alternative for the physicians, families and caregivers of children and adolescents who suffer from these seizures, and will dramatically change the treatment paradigm in this population of patients.”

Buccolam is oromucosal midazolam provided in a pre-filled, age-specific dose formulation for convenient buccal (i.e. via the cavity between the cheek and gum) delivery. Buccal midazolam has been shown in four clinical studies to be either comparable or superior in both its effectiveness and speed of onset of action to the current standard treatment, rectally-administered diazepam, for terminating pediatric convulsive seizures.

The approval of Buccolam follows the positive opinion adopted by the Committee for Medicinal Products for Human Use (CHMP) in June 2011. Buccolam is now approved throughout all the Member States of the European Union (EU) as well as in the European Economic Area (EEA), namely Norway, Iceland and Liechtenstein.

“The marketing authorization for Buccolam in Europe is an important step towards addressing the need of parents and carers in the community for a rapidly-acting, effective and socially acceptable rescue medication for emergency treatment to terminate prolonged, acute convulsive seizures in children and adolescents,” commented Thierry Darcis, M.D., ViroPharma’s vice president, general manager, Europe. “We look forward to providing for the evolving needs of patients, which is our priority throughout our global organization, and we look forward to working closely with physicians across Europe as we launch Buccolam into the European markets.”

A Pediatric Use Marketing Authorization (PUMA) is a new type of centralized marketing authorization procedure requested for medicines already authorized but no longer covered by intellectual property rights and exclusively developed for use in children. Medicines awarded a PUMA benefit from 10 years of market protection.

About Buccolam® (Midazolam, Oromucosal Solution)

Buccolam is oral midazolam provided in an individual dose formulation for buccal delivery. It is provided as a convenient, portable, ready to use, pre-filled syringe containing an age-specific dose. Buccolam is approved throughout the European Union and the EEA for treatment of prolonged, acute, convulsive seizures in infants, toddlers, children and adolescents, from three months to less than 18 years of age. Buccolam should only be used by parents/carers where the patient has been diagnosed to have epilepsy. For infants between 3-6 months of age, treatment should be in a hospital setting where monitoring is possible and resuscitation equipment is available.

Hypersensitivity to the midazolam, benzodiazepines or to any of the excipients may occur. Midazolam should be used with caution in patients with chronic respiratory insufficiency because midazolam may further depress respiration. Midazolam should be used with caution in patients with chronic renal failure, impaired hepatic or cardiac function. Midazolam may accumulate in patients with chronic renal failure, impaired hepatic function or reduced cardiac function.

The most common adverse reactions in clinical trials associated with buccal midazolam were sedation, somnolence, depressed levels of consciousness, respiratory depression, and nausea and vomiting. No severe adverse events were reported. The safety profile was similar to rectal or intravenous diazepam in the comparative clinical trials.

About Non-Epileptic and Epileptic Seizures

Seizures occur because of sudden and abnormal electrical activity in the brain. There are many causes of seizures affecting pediatric patients; many are the result of epilepsy, but other triggers can include medicines, head injuries, certain diseases, and high fevers (called ‘febrile seizures’). Febrile seizures are the most common type of seizure in children; approximately one in every 25 children will have at least one febrile seizure, and more than one-third of these children will have additional febrile seizures before they outgrow the tendency to have them. Epilepsy is among the most common childhood neurological disorders in developed countries, affecting nearly one percent of the population. There are approximately six million people affected by epilepsy in Europe; nearly one million European children and adolescents have active epilepsy. Epilepsy commonly causes physical manifestations including neurological and muscle destruction and degradation of renal function, as well as numerous negative cognitive, behavioral and neurological effects. If left untreated, seizures can lead to status epilepticus (SE) and patients may require hospitalization and intensive care.

About ViroPharma Incorporated

ViroPharma Incorporated is an international biopharmaceutical company committed to developing and commercializing novel solutions for physician specialists to address unmet medical needs of patients living with diseases that have few if any clinical therapeutic options, including C1 esterase inhibitor deficiency, treatment of seizures in children and adolescents, and C. difficile infection (CDI). Our goal is to provide rewarding careers to employees, to create new standards of care in the way serious diseases are treated, and to build international partnerships with the patients, advocates, and health care professionals we serve. ViroPharma’s commercial products address diseases including hereditary angioedema (HAE), CDI and treatment of seizures in children and adolescents; for full U.S. prescribing information on our products, please download the package inserts at http://www.viropharma.com/Products.aspx; the prescribing information for other countries can be found at www.viropharma.com.

ViroPharma routinely posts information, including press releases, which may be important to investors in the investor relations and media sections of our company’s website, http://www.viropharma.com/. The company encourages investors to consult these sections for more information on ViroPharma and our business.

Forward Looking Statements

Certain statements in this press release contain forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements provide our current expectations or forecasts of future events, including our physician and patient acceptance of Buccolam and the estimated number of patients in the EU that may experience non-epileptic and epileptic seizures. There can be no assurance that our commercial launch of Buccolam in the EU will be successful. The commercial success of Buccolam in the EU will depend on a number of factors including the actual number of patients in the EU that may experience non-epileptic and epileptic seizures, physician and patient acceptance of Buccolam, the timing and level of pricing approvals obtained in EU member states and the level of manufacturing and supply of Buccolam produced by third party manufacturers. These factors, and other factors, including, but not limited to those described in our annual report on Form 10-K for the year ended December 31, 2010 and 10-Q filings for the quarters ended March 31, 2011 and June 30, 2011 filed with the Securities and Exchange Commission, could cause future results to differ materially from the expectations expressed in this press release. The forward-looking statements contained in this press release are made as of the date hereof and may become outdated over time. ViroPharma does not assume any responsibility for updating any forward-looking statements. These forward looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this press release.

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